Exhibit 21.1

List of Subsidiaries

NAME OF SUBSIDIARY	JURISDICTION OF FORMATION
BREF/BSP Partners/Maitland, LLLP	Delaware
BSF/BR Augusta JV, LLC	Delaware
JLC/BUSF Associates, LLC	Delaware
Trade Street OP GP, LLC	Delaware
Trade Street Operating Partnership, LP	Delaware
Trade Street TRS, Inc.	Delaware
TS Vintage, LLC	Delaware
TS Westmont, LLC	Delaware
TS Creekstone, LLC	Delaware
TS Goose Creek, LLC	Delaware
TS Talison Row, LLC	Delaware
TS New Bern, LLC	Delaware
TS Craig Ranch, LLC	Delaware
TS Wakefield, LLC	Delaware
TS Miller Creek, LLC	Delaware
Millenia Phase II, LLC	Delaware
BREF-Maitland, LLC	Florida
BREF-Maitland GP, LLC	Florida
BREF/Midlothian, LLC	Florida
BREF-Venetian, LLC	Florida
BSF-Arbors River Oaks, LLC	Florida
BSF/BR Augusta, LLC	Florida
BSF Lakeshore, LLC	Florida
BSF Trails, LLC	Florida
Millenia 700, LLC	Florida
Post Oak JV, LLC	Florida
TS Manager, LLC	Florida
Trade Street Investment Adviser, LLLP	Florida
Trade Street Property Management, LLC	Florida
MTC East, LLC	Georgia
Pointe at Canyon Ridge, LLC	Georgia
Beckanna Partners, LLC	North Carolina
Fox Partners, LLC	Texas
Mercé Partners, LLC	Texas
River Oaks Partners, LLC	Texas